Exhibit 10.4

Termination Amendment

American Multi-Cinema, Inc.

Non-Qualified Deferred Compensation Plan

This Amendment to the American Multi-Cinema, Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2016 (the “Plan”), is adopted by American Multi-Cinema, Inc. (“AMC”).

WHEREAS, AMC reserved the authority under Section 14 of the Plan to terminate the Plan and AMC now desires to exercise such authority;

NOW, THEREFORE, effective May 3, 2021 (the “Plan Termination Date”), the Plan is terminated in its entirety and no additional deferral credits under Section 4 shall be added to a Participant’s Account after the Plan Termination Date.  Payments in liquidation of a Participant’s Account shall be made 12 months after the Plan Termination Date. Payments that are payable under the terms of the Plan but for this action to terminate and liquidate the Plan, may continue to be made within the 12-month period in the ordinary course as prescribed by the Participants and the Plan.

IN WITNESS WHEREOF, AMC has caused this Amendment to be adopted effective as of the date set forth herein.

American Multi-Cinema, Inc.

By: /s/ Kevin Connor

Title:SVP, General Counsel & Secretary

Date:May 3, 2021

4831-8929-6615.2